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                                                                  EXHIBIT 10.31

                    PROFESSIONAL SERVICES AGREEMENT

          THIS PROFESSIONAL SERVICES AGREEMENT (this "AGREEMENT"), dated as of September __, 2001, between GTCR Golder Rauner, L.L.C., a Delaware limited liability company ("GTCR"), and DigitalNet, Inc., a Delaware corporation (the "COMPANY").

          WHEREAS, the Company is a wholly owned subsidiary of DigitalNet Holdings, Inc., a Delaware corporation (the "PARENT");

          WHEREAS, GTCR Fund VII, L.P., a Delaware limited partnership ("GTCR FUND VII"), and GTCR Co-Invest, L.P., a Delaware limited partnership ("CO-INVEST") (each an "INVESTOR" and collectively, the "INVESTORS"), will purchase (the "INVESTMENT") pursuant to that certain Purchase Agreement (the "PURCHASE AGREEMENT") of even date herewith between the Parent, the Investors, the J. Sunny Bajaj Trust, the Rueben Bajaj Trust and the Bajaj Family Limited Partnership and Pearlstein Family, LLC, a portion of the Company's Common Stock, par value $0.001 per share (the "COMMON STOCK"), and Class A Preferred Stock, par value $0.01 per share (the "CLASS A PREFERRED" and together with the Common Stock, the "STOCK");

          WHEREAS, the Company desires to receive financial and management consulting services from GTCR, and obtain the benefit of the experience of GTCR in business and financial management generally and its knowledge of the Company and the Company's financial affairs in particular; and

          WHEREAS, in connection with the Investment, GTCR is willing to provide financial and management consulting services to the Company and the compensation arrangements set forth in this Agreement are designed to compensate GTCR for such services.

          NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, GTCR and the Company hereby agree as follows:

          1. ENGAGEMENT. The Company hereby engages GTCR as a financial and management consultant, and GTCR hereby agrees to provide financial and management consulting services to the Company and its subsidiaries, all on the terms and subject to the conditions set forth below.

          2. SERVICES OF GTCR. GTCR hereby agrees during the term of this engagement to consult with the Company's board of directors (the "Board") and management of the Company and its subsidiaries in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board, including but not limited to:

          (i)     corporate strategy

          (ii)    budgeting of future corporate investments;

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          (iii)   acquisition and divestiture strategies; and

          (iv)    debt and equity financings.

          3. PERSONNEL. GTCR shall provide and devote to the performance of this Agreement such partners, employees and agents of GTCR as GTCR shall deem appropriate for the furnishing of the services required thereby.

          4. PLACEMENT FEES. At the time of any purchase of Stock by the Investors pursuant to Section 1B of the Purchase Agreement or otherwise, the Company shall pay to GTCR a placement fee in immediately available funds equal to one percent (1.0%) of the amount paid by the Investors to the Parent in connection with such purchase.

If any individual payment to GTCR pursuant to Section 4 would be less than $10,000, then such payment shall be held by the Company until such time as the aggregate of such payments equals or exceeds $10,000.

          5. MANAGEMENT FEE. Commencing on the date of the Initial Closing
(as defined in the Purchase Agreement) and until the date six months after the date of the Initial Closing, the Company shall pay to GTCR an annual management fee of $200,000 and thereafter during the remaining term of this Agreement, the Company shall pay to GTCR an annual management fee of $300,000. Such management fee shall be payable in equal monthly installments.

          6. EXPENSES. The Company shall promptly reimburse GTCR for such reasonable travel expenses, legal fees and other out-of-pocket fees and expenses as have been or may be incurred by GTCR, its directors, officers and employees in connection with the Closing (as defined in the Purchase Agreement), in connection with any financing of the Parent, the Company or any of their subsidiaries, and in connection with the rendering of any other services hereunder (including, but not limited to, fees and expenses incurred in amending Company-related meetings).

          7. TERM. This Agreement will continue from the date of the Initial Closing (as defined in the Purchase Agreement) until the earlier of (i) GTCR Fund VII, Co-Invest and their respective affiliates ceasing to own in the aggregate at least 50% of the Investor Common (as defined in the Purchase Agreement) issued or transferred to such persons, (ii) a Sale of the Company (as defined in the Purchase Agreement), or (iii) a Public Offering (as defined in the Purchase Agreement). No termination of this Agreement, whether pursuant to this paragraph or otherwise, shall affect the Company's obligations with respect to the fees, costs and expenses incurred by GTCR in rendering services hereunder and not reimbursed by the Company as of the effective date of such termination.

          8. LIABILITY. Neither GTCR nor any of its affiliates, partners, employees or agents shall be liable to the Parent, the Company or their subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement,

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Unless such loss, liability, damage or expense shall be proven to result directly from the gross negligence or willful misconduct of GTCR.

          9. INDEMNIFICATION. The Company agrees to indemnify and hold harmless GTCR, its partners, affiliates, officers, agents and employees against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorney's fees) arising from their performance hereunder, except as a result of their gross negligence or intentional wrongdoing.

         10. GTCR AN INDEPENDENT CONTRACTOR. GTCR and the Company agree that GTCR shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither GTCR nor its directors, officers, or employees shall be considered employees or agents of the Parent or any of its subsidiaries as a result of this Agreement nor shall any of them have authority to contract in the name of or bind the Parent or any of its subsidiaries, except as expressly agreed to in writing by the Company.

         11. NOTICES. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

         IF TO GTCR:
         ----------

                  GTCR Golder Rauner, L.L.C.
                  6100 Sears Tower
                  Chicago, IL 60606-6402
                  Attention: Philip A. Canfield

                  WITH A COPY TO:
                  --------------

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, IL  60601
                  Attention: Stephen L. Ritchie

         IF TO THE COMPANY:
         -----------------

                  DigitalNet, Inc.
                  6700A Rockledge Drive, Suite 525
                  Bethesda, MD  20817
                  Attention: Ken S. Bajaj

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                  WITH COPIES TO:
                  --------------

                  GTCR Golder Rauner, L.L.C.
                  6100 Sears Tower
                  Chicago, IL  60606-6402
                  Attention: Philip A. Canfield

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, IL 60601
                  Attention: Stephen L. Ritchie

                  Fried, Frank, Harris, Shriver & Jacobson
                  1001 Pennsylvania Avenue
                  Washington, D.C. 20004
                  Attention: Richard A. Steinwurtzel

         12. ENTIRE AGREEMENT: MODIFICATION. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The provisions of this Agreement may be amended, modified and waived only with the prior written consent of the Company and GTCR.

         13. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

         14. ASSIGNMENT. Neither GTCR nor the Company may assign its rights or obligations under this Agreement without the express written consent of the other, except that GTCR may assign its rights and obligations to an affiliate of GTCR.

         15. SUCCESSORS. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties.

         16. COUNTERPARTS. This Agreement may be executed and delivered by each party hereto in separate counterparts (including by means of telecopied signature pages), each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

         17. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                                   * * * * *

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         IN WITNESS WHEREOF, GTCR and the Company have caused this
Professional Services Agreement to be duly executed and delivered on the date and year first above written.

                                   GTCR GOLDER RAUNER, L.L.C.

                                   By:  /s/ BRUCE V. RAUNER
                                        -------------------------
                                   Name: BRUCE V. RAUNER
                                        -------------------------
                                   Its: Principal
                                        -------------------------


                                   DIGITALNET, INC.

                                   By:  /s/ KEN S. BAJAJ
                                        -------------------------
                                   Name: Ken S. Bajaj
                                        -------------------------
                                   Its: Chief Executive Officer
                                        -------------------------


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